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LETTER TO BENEFICIAL HOLDERS



                      PEGASUS COMMUNICATIONS CORPORATION
            (to be renamed Pegasus Satellite Communications, Inc.)


                               Offer to Exchange
         its 12 3/4% Series A Cumulative Exchangeable Preferred Stock
                                for any and all
                     (but not less than a majority) of the
           12 3/4% Series A Cumulative Exchangeable Preferred Stock,
                    when issued, of our new holding company
              (to be renamed Pegasus Communications Corporation)

                         and Solicitation of Consents


        Pursuant to the Offering Memorandum dated as of December 19, 2000

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 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY
 18, 2001, UNLESS FURTHER EXTENDED (THE "EXCHANGE OFFER EXPIRATION DATE"). HOLDERS OF PEGASUS COMMUNICATIONS PREFERRED STOCK (AS DEFINED HEREIN) MUST TENDER THEIR PEGASUS COMMUNICATIONS PREFERRED STOCK AND PROVIDE THEIR CONSENTS (AS DEFINED HEREIN) TO THE PROPOSED AMENDMENTS TO THE PEGASUS COMMUNICATIONS CORPORATION PREFERRED STOCK CERTIFICATE OF DESIGNATION (AS DEFINED HEREIN) PRIOR TO THE EXCHANGE OFFER EXPIRATION DATE IN ORDER TO RECEIVE PEGASUS SATELLITE PREFERRED STOCK (AS DEFINED HEREIN). THE CONSENT EXPIRATION DATE IS JANUARY 18, 2001, IF ON SUCH DATE THE EXCHANGE AGENT HAS RECEIVED DULY
 EXECUTED AND UNREVOKED CONSENTS TO THE PROPOSED AMENDMENTS FROM HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF SUCH PREFERRED STOCK (THE "REQUISITE CONSENTS"), OR SUCH LATER DATE THAT THE EXCHANGE AGENT SHALL HAVE FIRST RECEIVED THE REQUISITE CONSENTS. CONSENTS MAY BE REVOKED AND TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE CONSENT EXPIRATION DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED MORE FULLY HEREIN). THE CONSUMMATION OF THE EXCHANGE OFFER AND THE CONSENT SOLICITATION
 IS CONDITIONED UPON SATISFACTION OF, AMONG OTHER THINGS, THE MINIMUM TENDER CONDITION AND THE REQUISITE CONSENT CONDITION. THESE CONDITIONS ARE DESCRIBED IN THE OFFERING MEMORANDUM.
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                                                              December 19, 2000
To Our Clients:

       Enclosed for your consideration is the Offering Memorandum dated December 19, 2000 and the accompanying Consent and Letter of Transmittal dated December 19, 2000 (the "Letter of Transmittal" and, together with the Offering Memorandum, the "Offering Materials") relating to the offer by Pegasus Communications Corporation (to be renamed Pegasus Satellite Communications, Inc.), a Delaware corporation (the "Company"), to exchange all of the outstanding preferred stock listed above (the "Pegasus Communications Preferred Stock"), when issued, for its 12 3/4% Series A Cumulative Exchangeable Preferred Stock (the "Pegasus Satellite Preferred Stock") upon the terms and subject to the conditions set forth in the Offering Materials (such offer is referred to as the "Exchange Offer"). In conjunction with the Exchange Offer, the Company is soliciting consents (the "Consents") to the proposed amendments (as defined in the Offering Memorandum) to the Pegasus Communications Preferred Stock Certificate of Designation (the "Consent Solicitation"). The Offering Materials more fully describe the Exchange Offer and the Consent Solicitation.

       The purpose of the Exchange Offer is to allow holders of Pegasus' Series A Preferred Stock to retain securities of the same issuer that they now hold after the Company's reorganization into a new holding company structure.


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       We are the holder of Pegasus Communications Preferred Stock held for your account. A tender of such stock can be made and a Consent to the proposed amendments can be delivered only by us as the holder pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender your stock or to consent to the proposed amendments.

       We request instructions as to whether you wish to tender any or all of the Pegasus Communications Preferred Stock held by us for your account and to consent to the proposed amendments, pursuant to the terms and subject to the conditions set forth in the Offering Memorandum. Your tender of Pegasus Communications Preferred Stock and delivery of consent to the proposed amendments will constitute your signature to the Registration Rights Agreement, as defined in the Offering Memorandum.

       Your instructions to us should be forwarded as promptly as possible in order to consent to the proposed amendments and to permit us to tender your stock on your behalf in accordance with the provisions of the Exchange Offer and the Consent Solicitation. The deadline for holders to qualify to receive the Pegasus Satellite Preferred Stock is 5:00 p.m., New York City time, on January 18, 2001 if on such date, the Company has received the Requisite Consents (as discussed in the Offering Memorandum). Pegasus Communications Preferred Stock properly tendered may be withdrawn and Consents may be revoked at any time prior to 5:00 p.m., New York City time, on the Consent Expiration Date.

       We urge you to read carefully the enclosed Letter of Transmittal in conjunction with the Offering Memorandum before consenting to the proposed amendments and instructing us to tender your stock or deliver your consent.

       Your attention is directed to the following:

   1. Subject to the terms and conditions of the Exchange Offer, you will receive one share of Pegasus Satellite Preferred Stock with a liquidation preference of $1,000 per share, for each share of Pegasus Communications Preferred Stock exchanged and accepted for payment on the third business day following the Exchange Offer Expiration Date, or as soon as possible thereafter (the "Settlement Date").

   2. The Exchange Offer will expire at 5:00 p.m., New York City time, on January 18, 2001, unless extended or earlier terminated. Consummation of the Exchange Offer is conditioned upon, among other things, the receipt of the requisite consents to give effect to the proposed amendments and the valid and not withdrawn tender of at least a majority of the outstanding shares of Pegasus Communications Preferred Stock.

   3. Holders of preferred stock who desire to accept the Exchange Offer must consent to the proposed amendments and the execution of an amended Certificate of Designation. The valid tender of any preferred stock will constitute a consent to the proposed amendments and the execution of an amended Certificate of Designation.

   4. If you desire to tender any preferred stock pursuant to the Exchange Offer and receive Pegasus Satellite Preferred Stock, we must receive your instructions in ample time to permit us to effect a tender of such stock on your behalf prior to the Exchange Offer Expiration Date, which is 5:00 p.m., New York City time, on January 18, 2001.

   6. The Company's obligation to accept properly tendered and not withdrawn Pegasus Communications Preferred Stock for purchase pursuant to the Exchange Offer is subject to certain conditions, including, among other things, (a) not less than a majority of the outstanding shares of the Pegasus Communications Preferred Stock having been validly tendered (and not withdrawn) on or prior to the Exchange Offer Expiration Date, and the Requisite Consents with respect to the proposed amendments to the Pegasus Communications Preferred Stock Certificate of Designation having been received and not revoked and (b) the execution by our new holding company of an amended Certificate of Designation to the Pegasus Communications Preferred Stock implementing the proposed amendments. Consummation of the Exchange Offer and the Consent Solicitation is also subject to certain other conditions. See The Exchange Offer and the Consent Solicitation--Conditions of the Exchange Offer and Consent Solicitation in the Offering Memorandum.

   7. Tenders of Notes may only be withdrawn (and related Consents may be revoked thereby) prior to the Consent Expiration Date. Pegasus Communications Preferred Stock tendered after the Consent Expiration Date may not be withdrawn.


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   8. Any transfer taxes will be borne by the Company except as otherwise provided in Instruction 9 of the Letter of Transmittal.

       If you wish to tender any or all of the Pegasus Communications Preferred Stock held by us for your account and to consent to the proposed amendments, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Pegasus Communications Preferred Stock, all such preferred stock will be tendered unless otherwise specified on the instruction form. A holder who tenders Pegasus Communications Preferred Stock pursuant to the Exchange Offer will be deemed, by acceptance of the Exchange Offer, to consent to the proposed amendments. Your instructions should be forwarded to us in ample time to permit us to submit a tender and consent on your behalf by the Consent Expiration Date. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Pegasus Communications Preferred Stock held by us for your account or to consent to the proposed amendments.

       The Company is not aware of any jurisdiction in which the making of the Exchange Offer, the tender of Pegasus Communications Preferred Stock in connection therewith or the solicitation of Consents would not be in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction in which the making of Exchange Offer or the Consent Solicitation would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Exchange Offer or the Consent Solicitation. If, after such good faith effort, the Company cannot comply with any such laws, the Exchange Offer or the Consent Solicitation will not be made to (nor will tenders or Consents be accepted from or on behalf of) Holder(s) residing in such jurisdiction.

       IMPORTANT: The Letter of Transmittal (or a facsimile thereof), together with the Pegasus Communications Preferred Stock and all other required documents, or an agent's message, together with a confirmation of book-entry transfer of Pegasus Communications Preferred Stock, must be received by the exchange agent prior to the Exchange Offer Expiration Date with respect to holders wishing to receive the applicable Pegasus Satellite Preferred Stock.


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